Exhibit 99.1

         Powerwave Technologies Reports Third Quarter Results


    SANTA ANA, Calif.--(BUSINESS WIRE)--Nov. 2, 2006--Powerwave Technologies, Inc. (NASDAQ:PWAV) today reported net sales from continuing operations of $145.8 million for its third quarter ended October 1, 2006, which excludes revenues from its Arkivator subsidiary of $11.6 million for the third quarter. Including the Arkivator subsidiary, total revenues for the third quarter would have equaled $157.4 million. During the third quarter of 2006, Powerwave received an offer for the purchase of its Arkivator subsidiary, consisting of Powerwave's entire contract manufacturing segment, and Powerwave's Board of Directors accepted the offer with the sale being completed on September 29, 2006. Consequently, the contract manufacturing segment of Powerwave is classified as a discontinued operation and its results are removed from Powerwave's continuing operations for all reporting periods.

    Powerwave also reported a net loss from continuing operations for the third quarter of $29.2 million, which includes a total of $6.1 million of acquisition related intangible asset amortization and $20.9 million of non-cash impairment charges related to the estimated fair value of the Company's facilities located in Sweden. The net loss from continuing operations for the third quarter 2006 equates to a loss per share of 26 cents. Also for the third quarter, Powerwave recorded a loss on the sale of the Arkivator subsidiary, which included the write off of the net assets, including goodwill in excess of the sales price. The total net loss from discontinued operations for the third quarter of 2006 was $25.3 million, or a loss per share from discontinued operations of 22 cents. When adding this loss on discontinued operations, the total net loss for the third quarter is $54.4 million, or a total net loss per share of 48 cents. For the third quarter of fiscal 2006, excluding the total of all acquisition and impairment related charges and expenses of $27.0 million from continuing operations, Powerwave would have reported a net loss from continuing operations of $8.4 million, and a net loss per share of 7 cents.

    For the first nine months of fiscal 2006, Powerwave reported total net sales from continuing operations of $547.1 million compared with $534.9 million for the first nine months of fiscal 2005. Powerwave reported a net loss from continuing operations for the first nine months of fiscal 2006 of $20.9 million, or loss per share of 19 cents, compared to net income of $32.5 million or diluted earnings per share of 28 cents for the first nine months of fiscal 2005. The results for the first nine months of 2006 include $37.6 million of acquisition and restructuring and impairment related charges and expenses, and the results for the first nine months of 2005 include $13.2 million of acquisition and restructuring related charges and expenses.

    "As we previously announced, we experienced several issues which negatively impacted our results for the third quarter," stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. "For our third quarter, we encountered difficulties in implementing our new ERP system in our European operations, coupled with delays in the transfer of production from one of our manufacturing locations. These issues combined to result in both delayed production and shipments which negatively impacted our revenues for the quarter. In addition, we experienced additional slowness during the third quarter in both the OEM and operator direct channels. We are extremely disappointed with our results for the quarter and I can assure you that we are focused and confident in our ability to overcome these issues. We continue to believe that the long-term outlook for our business remains strong and we continue to believe that we are well positioned with our products and customers. We are also very excited to add the strengths and talents of the employees of the Wireless Infrastructure division of Filtronic to the global Powerwave team. We believe that the addition of the Filtronic products greatly enhances Powerwave's market leading portfolio of wireless infrastructure products and services."

    Completion of Filtronic Wireless Infrastructure Acquisition

    As previously announced, Powerwave completed its acquisition of the Wireless Infrastructure division of Filtronic plc on October 15, 2006. Powerwave paid a purchase price consisting of $185 million in cash and 17.7 million shares of Powerwave common stock. Based on Powerwave's closing stock price on Friday, October 13, 2006 of $6.28 per share, the transaction value is approximately $296.2 million.

    Sale of Arkivator and Facilities Impairment

    Powerwave completed the sale of Arkivator Falkoping AB, its contract manufacturing business, to IGC Industrial Growth Company AB for a sales price of approximately $27.1 million on September 29, 2006. Consequently, the contract manufacturing segment of Powerwave is classified as a discontinued operation and its results have been removed from Powerwave's reported continuing operations for all periods. In accounting for the sale, Powerwave recognized a net loss on the sale after taxes of approximately $25.3 million. This net loss reflects the write off of the net assets associated with this segment, including goodwill.

    During the third quarter, Powerwave entered into sale agreements for two of its three facilities located in Sweden. The prices negotiated resulted in a net loss of approximately $2.6 million. In addition, the Company recognized an impairment in the value of its remaining facility in Sweden, which the Company is preparing to sell, of approximately $18.3 million. The total amount of these impairments is recognized in operating expenses for the third quarter 2006.

    The following table is a summary of significant items impacting the comparability of per share amounts for the three months and nine months ended October 1, 2006. To calculate the per share impact of these significant items, an underlying effective tax rate of 26% and 112 million basic shares outstanding were used for both periods for continuing operations. For discontinued operations, the amounts presented are net of taxes and 112 million basic shares outstanding were used for both periods.



Summary of Significant Items      Three Months Ended Nine Months Ended
Impacting Results                 October 1, 2006    October 1, 2006
--------------------------------- ------------------ -----------------

Intangible asset amortization                ($0.04)           ($0.12)
Restructuring and impairment
 charges                                     ($0.14)           ($0.14)
Subtotal - continuing operations             ($0.18)           ($0.26)

Income from discontinued
 operations                                   $0.00             $0.02
Loss on sale of Arkivator                    ($0.22)           ($0.22)
Subtotal - discontinued
 operations                                  ($0.22)           ($0.20)

Total                                        ($0.40)           ($0.46)


    Revenues by Region

    For the third quarter of 2006, total Americas revenues were $30.4 million or approximately 21% of revenues, as compared to $95.0 million or approximately 46% of revenues for the third quarter of 2005. Total sales to customers based in Asia accounted for approximately 14% of revenues or $20.6 million for the third quarter of 2006, compared to 8% of revenues or $17.5 million for the second quarter of 2005. Total Europe, Africa and Middle East revenues for the third quarter of 2006 were $94.7 million or approximately 65% of revenues, as compared to $95.5 million or approximately 46% of revenues for the third quarter of 2005.

    For the third quarter of 2006, sales of antenna systems totaled $36.1 million or 25% of total revenues, base station systems sales totaled $98.1 million or 67% of revenues, and coverage systems sales totaled $11.6 million or 8% of revenues. The contract manufacturing operation which was sold at the end of the quarter and is reported as a discontinued operation, had revenues of $11.6 million for the third quarter.

    For the third quarter of 2006, Powerwave's largest customers included Nokia, which accounted for approximately 34% of revenues and Siemens, which accounted for over 10% of revenues for the quarter. Additional selected 5 percent or more customers included Lucent and Motorola. In terms of customer profile for the third quarter of 2006, our total OEM sales accounted for approximately 73% of total revenues, and total direct and operator sales accounted for approximately 27% of revenues

    Equity Compensation Expense

    Powerwave implemented SFAS 123R, Share-Based Payment, effective for the first quarter of fiscal 2006. Accordingly, the results reported herein include approximately $0.9 million of pre-tax compensation expense, almost all of which is included in operating expenses. This had the effect of increasing the loss per share for the third quarter of 2006 by 1 cent.

    Balance Sheet

    At October 1, 2006, Powerwave had total cash and cash equivalents of $242.3 million, which includes restricted cash of $6.0 million. Total net inventories were $139.2 million and net accounts receivable were $201.3 million.

    Non-GAAP Financial Information

    This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation
G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions of LGP Allgon Holding AB, Kaval Wireless and the selected assets and liabilities of REMEC's Wireless Systems Business, including restructuring charges and the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Also included are restructuring and impairment charges related to consolidation activities and the sale of Arkivator, a subsidiary of the Company. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, and the amortization of intangible assets and the impairment charges are non-cash expenses. Management also believes that combining the revenue information for Arkivator with Powerwave's continuing operations provides useful information on the Company's performance during the third quarter of 2006.

    Company Background

    Powerwave Technologies, Inc. is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call (888) PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

    Attached to this news release are preliminary unaudited consolidated financial statements for the third quarter ended October 1, 2006.

    Conference Call

    Powerwave is providing a simultaneous Webcast and live dial-in number of its third quarter fiscal 2006 financial results conference call on Thursday, November 2, 2006, at 2:00 PM Pacific time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies third quarter conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 597-5378 or (866) 510-0710 and enter reservation number 24845010. A replay of the Webcast will be available beginning approximately 2 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 7:00 PM Pacific time on November 2, 2006 through November 16, 2006 by calling (617) 801-6888 and entering reservation number 40727539.

    Forward-Looking Statements

    The foregoing statements regarding our ability to increase long-term demand for our business and our ability to overcome operational and manufacturing issues going forward are "forward looking statements." These statements are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and 3G networks; our dependence on a limited number of customers for a large percentage of our revenues; the significant negative impact on our revenues due to a slowdown or reduction in spending by any such customer; the risk that certain large OEM customers may slow their purchases in advance of announced mergers with other OEMs; lower production volumes have a negative impact on our gross margins which has a negative impact on our operating results; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; the inability to realize anticipated costs savings and synergies from the acquisition of REMEC's and Filtronic's Wireless businesses; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended January 1, 2006, and Form 10-Q for the quarterly period ended July 2, 2006, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



                       UNAUDITED - PRELIMINARY
                     POWERWAVE TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                                   (unaudited)         (unaudited)
                                Oct. 1,   Oct. 2,   Oct. 1,   Oct. 2,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Net sales                      $145,768  $207,992  $547,134  $534,918
Cost of sales:
  Cost of goods                 121,789   150,855   429,393   386,408
  Intangible asset
   amortization                   3,615     1,992     9,594     5,476
  Acquired inventory
   incremental costs (1)              -     1,405       235     1,405
                               --------- --------- --------- ---------
Total cost of sales             125,404   154,252   439,222   393,289
                               --------- --------- --------- ---------

Gross profit                     20,364    53,740   107,912   141,629
Operating expenses:
  Sales and marketing             9,556     9,876    26,765    28,158
  Research and development       15,513    14,572    45,944    44,542
  General and administrative     13,210    10,455    39,564    28,403
  Intangible asset
   amortization                   2,487     2,031     6,739     5,892
  In-process research and
   development                        -         -         -       350
  Restructuring and impairment
   charges                       20,854       116    21,025       116
                               --------- --------- --------- ---------
Total operating expenses         61,620    37,050   140,037   107,461
                               --------- --------- --------- ---------

Operating income (loss)         (41,256)   16,690   (32,125)   34,168

Other income (expense)            2,962    (1,746)    4,425     1,834
                               --------- --------- --------- ---------
Income (loss) before income
 taxes                          (38,294)   14,944   (27,700)   36,002
Provision for (benefit from)
 income taxes                    (9,080)    1,456    (6,836)    3,499
                               --------- --------- --------- ---------

Income (loss) from Continuing
 Operations                     (29,214)   13,488   (20,864)   32,503
                               --------- --------- --------- ---------
Discontinued Operations, net
 of income taxes:
  Income (loss) from
   discontinued operations          115      (383)    2,107    (1,013)
  Loss on sale of subsidiary    (25,271)        -   (25,271)        -
                               --------- --------- --------- ---------
Total Discontinued Operations,
 net of tax                     (25,156)     (383)  (23,164)   (1,013)
                               --------- --------- --------- ---------
Net income (loss)              $(54,370)  $13,105  $(44,028)  $31,490
                               --------- --------- --------- ---------
Earnings (loss) per share from
 Continuing Operations:
      - basic:                    ($.26)     $.13     ($.19)     $.32
      - diluted:(2)               ($.26)     $.11     ($.19)     $.28
Loss per share from
 Discontinuing Operations:
      - basic:                    ($.22)     $.00     ($.21)    ($.01)
      - diluted:(2)               ($.22)     $.00     ($.20)    ($.01)
Net earnings (loss) per share:
      - basic:                    ($.48)     $.13     ($.39)     $.31
      - diluted:(2)               ($.48)     $.11     ($.39)     $.27
Weighted average common shares
 used in computing per share
 amounts
      - basic:                  112,306   103,473   112,044   100,927
      - diluted:                112,306   136,214   112,044   133,192

(1) This represents costs related to the write-up of acquired
 VersaFlex finished goods inventory to fair value in the second quarter of 2006 and the write up of acquired REMEC Wireless finished goods inventory to fair value in the third quarter of 2005.

(2) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.8 million for the third quarter 2005 and approximately $5.3 million for the first nine months of 2005. The third quarter 2006 loss per share and the first nine months of 2006 loss per share do not include an add back as the effect would be anti-dilutive.




                     POWERWAVE TECHNOLOGIES, INC.
                       PERCENTAGE OF NET SALES

                                  Three Months Ended Nine Months Ended
                                  ------------------ -----------------
                                     (unaudited)        (unaudited)
                                   Oct. 1,  Oct. 2,  Oct. 1,  Oct. 2,
Statement of Operations Data:       2006     2005     2006     2005
--------------------------------- --------- -------- -------- --------
Net sales                            100.0%   100.0%   100.0%   100.0%
Cost of sales:
  Cost of goods                       83.5     72.5     78.5     72.2
  Intangible asset amortization        2.5      1.0      1.8      1.0
  Acquired inventory incremental
   costs                                 -      0.7      0.0      0.3
                                  --------- -------- -------- --------
Total cost of sales                   86.0     74.2     80.3     73.5

Gross profit                          14.0     25.8     19.7     26.5
Operating expenses:
  Sales and marketing                  6.6      4.7      4.9      5.3
  Research and development            10.6      7.0      8.4      8.3
  General and administrative           9.1      5.0      7.2      5.3
  Intangible asset amortization        1.7      1.0      1.2      1.1
  In-process research and
   development                           -        -        -      0.1
  Restructuring and impairment
   charges                            14.3      0.1      3.9        -
                                  --------- -------- -------- --------
Total operating expenses              42.3     17.8     25.6     20.1

Operating income (loss)              (28.3)     8.0     (5.9)     6.4

Other income (expense)                 2.0     (0.8)     0.8      0.3
                                  --------- -------- -------- --------

Income (loss) before income taxes    (26.3)     7.2     (5.1)     6.7
Provision for (benefit from)
 income taxes                         (6.3)     0.7     (1.3)     0.6
                                  --------- -------- -------- --------

Income (loss) from Continuing
 Operations                          (20.0)     6.5     (3.8)     6.1
                                  --------- -------- -------- --------
Discontinued Operations, net of
 income taxes:
  Income (loss) from discontinued
   operations                            -     (0.2)     0.4     (0.2)
  Loss on sale of subsidiary         (17.3)       -     (4.6)       -
                                  --------- -------- -------- --------
Total Discontinued Operations,
 net of tax                          (17.3)    (0.2)    (4.2)    (0.2)
                                  --------- -------- -------- --------
Net income (loss)                   (37.3%)     6.3%   (8.0%)     5.9%
                                  ========= ======== ======== ========




                     POWERWAVE TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                 RECONCILIATION OF PRO FORMA RESULTS
               (in thousands, except per share amounts)


                                            Three Months Ended
                                    ----------------------------------
                                         (unaudited)         Pro Forma
                                     Oct. 1,                  Oct. 1,
                                      2006    Adjustments      2006
                                    --------- -----------    ---------
Net sales                           $145,768                 $145,768
Cost of sales:
  Cost of goods                      121,789                  121,789
  Intangible asset amortization        3,615      (3,615)(1)        -
  Acquired inventory incremental
   costs                                   -           -            -
                                    --------- -----------    ---------
Total cost of sales                  125,404      (3,615)     121,789
                                    --------- -----------    ---------
Gross profit                          20,364       3,615       23,979
Operating expenses:
  Sales and marketing                  9,556                    9,556
  Research and development            15,513                   15,513
  General and administrative          13,210                   13,210
  Intangible asset amortization        2,487      (2,487)(3)        -
  Restructuring and impairment
   charges                            20,854     (20,854)(4)        -
                                    --------- -----------    ---------
Total operating expenses              61,620     (23,341)      38,279
                                    --------- -----------    ---------
Operating income (loss)              (41,256)     26,956      (14,300)

Other income                           2,962                    2,962
                                    ---------                ---------

Income (loss) before income taxes    (38,294)     26,956      (11,338)
Provision for (benefit from) income
 taxes                                (9,080)      6,130 (5)   (2,950)
                                    --------- -----------    ---------
Income (loss) from Continuing
 Operations                          (29,214)     20,826       (8,388)
                                    --------- -----------    ---------
Discontinued Operations, net of
 income taxes:
  Income from discontinued
   operations                            115        (115)(6)        -
  Loss on sale of subsidiary         (25,271)     25,271 (7)        -
                                    --------- -----------    ---------
Total Discontinued Operations, net
 of tax                              (25,156)     25,156            -
                                    --------- -----------    ---------
Net Income (loss)                   $(54,370)                 $(8,388)
                                    =========                =========
Earnings (loss) per share from
 Continuing Operations:
     - basic:                          ($.26)                   ($.07)
     - diluted:(8)                     ($.26)                   ($.07)
Loss per share from Discontinuing
 Operations:
     - basic:                          ($.22)
     - diluted:(8)                     ($.22)
Net earnings (loss) per share
     - basic:                          ($.48)                   ($.07)
     - diluted:(8)                     ($.48)                   ($.07)
Weighted average common shares used
 in computing per share amounts
     - basic                         112,306                  112,306
     - diluted                       112,306                  112,306

                                            Nine Months Ended
                                    ----------------------------------
                                         (unaudited)         Pro Forma
                                     Oct. 1,                  Oct. 1,
                                      2006    Adjustments      2006
                                    --------- -----------    ---------
Net sales                           $547,134                 $547,134
Cost of sales:
  Cost of goods                      429,393                  429,393
  Intangible asset amortization        9,594      (9,594)(1)        -
  Acquired inventory incremental
   costs                                 235        (235)(2)        -
                                    --------- -----------    ---------
Total cost of sales                  439,222      (9,829)     429,393
                                    --------- -----------    ---------
Gross profit                         107,912       9,829      117,741
Operating expenses:
  Sales and marketing                 26,765                   26,765
  Research and development            45,944                   45,944
  General and administrative          39,564                   39,564
  Intangible asset amortization        6,739      (6,739)(3)        -
  Restructuring and impairment
   charges                            21,025     (21,025)(4)        -
                                    --------- -----------    ---------
Total operating expenses             140,037     (27,764)     112,273
                                    --------- -----------    ---------
Operating income (loss)              (32,125)     37,593        5,468

Other income                           4,425                    4,425
                                    ---------                ---------

Income (loss) before income taxes    (27,700)     37,593        9,893
Provision for (benefit from) income
 taxes                                (6,836)      8,518 (5)    1,682
                                    --------- -----------    ---------
Income (loss) from Continuing
 Operations                          (20,864)     29,075        8,211
                                    --------- -----------    ---------
Discontinued Operations, net of
 income taxes:
  Income from discontinued
   operations                          2,107      (2,107)(6)        -
  Loss on sale of subsidiary         (25,271)     25,271 (7)        -
                                    --------- -----------    ---------
Total Discontinued Operations, net
 of tax                              (23,164)     23,164            -
                                    --------- -----------    ---------
Net Income (loss)                   $(44,028)                  $8,211
                                    =========                =========
Earnings (loss) per share from
 Continuing Operations:
     - basic:                          ($.19)                    $.07
     - diluted:(8)                     ($.19)                    $.07
Loss per share from Discontinuing
 Operations:
     - basic:                          ($.20)
     - diluted:(8)                     ($.20)
Net earnings (loss) per share
     - basic:                          ($.39)                    $.07
     - diluted:(8)                     ($.39)                    $.07
Weighted average common shares used
 in computing per share amounts
     - basic                         112,044                  112,044
     - diluted                       112,044                  112,044


(1) This represents costs related to the amortization of acquired technology.

(2) This represents costs related to the write-up of acquired
 VersaFlex finished goods inventory to fair value which were sold during the second quarter of 2006.

(3) This represents costs related to the amortization of other identified intangible assets.

(4) This represents impairment charges related to certain facilities in Sweden and impairment in value of the Company's European Headquarters facility located in Sweden for the three months ended October 1, 2006. For the nine month period, this also includes restructuring charges related to the REMEC Wireless acquisition included in operating expenses.

(5) This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective benefit tax rate of 26% for the third quarter 2006 and an assumed effective tax rate of 17% for the first nine months of fiscal year 2006.

(6) This represents the net income from the discontinued operations (Arkivator) for the three and nine month periods.

(7) This represents the loss on the sale of Arkivator.

(8) Diluted earnings per share do not include an add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes as the effect would be anti-dilutive.




                       UNAUDITED - PRELIMINARY
                     POWERWAVE TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                         Oct. 1, 2006  January 1, 2006
                                        -------------- ---------------
ASSETS:                                 (unaudited)(1)  (restated)(2)


Cash and cash equivalents                    $236,296        $232,477
Restricted cash                                 5,989           5,002
Accounts receivable, net                      201,301         227,495
Inventories, net                              139,179          94,694
Property, plant and equipment, net            107,422         148,092
Assets of discontinued operations                   -          57,685
Other assets                                  411,482         364,805
Total Assets                               $1,101,669      $1,130,250



LIABILITIES AND SHAREHOLDERS' EQUITY:


Accounts payable                              $90,232        $102,253
Long-term debt                                330,000         330,000
Liabilities of discontinued operations              -          12,965
Accrued expenses and other liabilities        102,682         103,771
Total shareholders' equity                    578,755         581,261
Total Liabilities and Shareholders'
 Equity                                    $1,101,669      $1,130,250

(1) October 1, 2006 balances are preliminary and subject to reclassification adjustments.

(2) January 1, 2006 balances were restated to reflect the sale of Arkivator.




    CONTACT: Powerwave Technologies, Inc.
             Kevin Michaels, 714-466-1608